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                                                                    EXHIBIT 21.1



                     SUBSIDIARIES OF GULFMARK OFFSHORE, INC.

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        NAME OF SUBSIDIARY OR ORGANIZATION                       STATE OR COUNTRY OF INCORPORATION
 -------------------------------------------------            -----------------------------------------
 Gulf Offshore N.S. Ltd.                                                   United Kingdom

 GulfMark North Sea Ltd.                                                   United Kingdom

 S.E.A Personnel Limited                                                   United Kingdom

 Dianne Operating Ltd.                                                     United Kingdom

 Gulf Marine Far East PTE, Ltd.                                              Singapore

 Gulf Offshore Marine International, Inc.                                      Panama

 Gulf Marine do Brazil, Ltd.                                                   Brazil

 Semaring Logistics (M) Sdn. Bhd.                                             Malaysia

 Chalvoyage (M) Sdn. Bhd.                                                     Malaysia

 GulfMark Norge AS                                                             Norway

 Gulf Offshore Norge AS                                                        Norway

 GM Offshore, Inc.                                                            Delaware
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